Exhibit 4.2


                                   This Document Constitutes Part
                                         of a Prospectus Covering
                                        Securities That Have Been
                                             Registered under The
                                          Securities Act of 1933.

                         BOATRACS, INC.
                     STOCK OPTION AGREEMENT


This Agreement is made as of the 19th day of June, 1997, by and between Boatracs, Inc., a California corporation (the "Company"), and the party identified in Exhibit A (the "Optionee").

                          WITNESSETH:

                            RECITALS

   A.The Board of Directors of the Company has adopted the Company's 1996 Stock Option Plan (the "Plan") for the purpose stated in the Plan including attracting and retaining the services of selected key employees (including offlcers and directors), and non-employee directors, consultants or advisors, who contribute to the financial success of the Company or its parent or subsidiary corporations.

   B.Optionee is a key employee of the Company or its subsidiary corporations or a service provider to the Company or its subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of a stock option to Optionee.

        NOW, THEREFORE, it is hereby agreed as follows:

   1.Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, there is hereby granted to Optionee, as of the date of this Agreement (the "Grant Date"), a stock option to purchase up to the number of shares of the Company's Common Stock set forth on attached Exhibit "A" (the "Option Shares") from time to time during the option term at the option price (the "Option Price") specified on attached Exhibit "A".

   2.Option  Term.   This option shall have  a  maximum  term  of
seven (7) years measured from the Grant Date and shall accordingly expire on the seventh anniversary of the Grant Date (the "Expiration Date"), unless sooner terminated in accordance with this Agreement, except that if an Incentive Stock Option is granted to an Optionee who, immediately before the grant of the Incentive Stock Option, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, the exercise period specified in the option agreement for which the Incentive Stock Option thereunder is granted, shall not exceed five years from the date of grant.

   3.Option Nontransferable: Exception. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution and may be exercised, during Optionee's lifetime, only by Optionee.

   4.Dates  of  Exercise.  This option may not  be  exercised  in whole or in part at any time prior to the time the Plan is approved by the Company's stockholders in accordance with Paragraph 15. Provided such stockholder approval is obtained, Optionee may, within the specified term of this option and pursuant to the provisions of this Agreement, purchase the Option Shares according to the vesting schedule set forth in Exhibit "A". Exercisable installments may be exercised in whole or in part and, to the extent not exercised, will accumulate and be exercisable at any time on or before the Expiration Date unless sooner terminated.

   5.Accelerated  Termination of Option Term.   The  option  term
specified in Paragraph 2 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date should one of the following provisions become applicable:

      (a)Should an Optionee cease to be a service provider to the Company ("Service Provider"), or employee or director, because of death or permanent disability as defined in
Section 105(d)(4) of the Internal Revenue Code), then any option or options granted under the Plan to such Optionee and outstanding on the Cessation Date (as defined below) shall remain exercisable for a period of six (6) months from the date of such cessation of Service Provider, employee or director, status (the "Cessation Date"), and (ii) should an Optionee cease to be a service provider to the Company ("Service Provider"), or employee or director, for any other reason, then any option or options granted under the Plan to such Optionee and outstanding on the Cessation Date shall remain exercisable for a period of thirty
(30) days from the Cessation Date. Each such option shall, during such six (6) month or thirty (30) day period, be exercisable to the extent of the number of shares (if any) for which the option is exercisable on the Cessation Date (the "Vested Shares"), and to the extent that on the Cessation Date the number of shares (if any) for which the option is not exercisable will become exercisable within the following year, the Optionee may exercise the option for a percentage of such shares based on the following fraction: the numerator shall be the number of days from the last anniversary date of the grant of the option to the Cessation Date and the denominator shall be the number of days from the last anniversary date of the grant of the option to the next anniversary date of the grant of the option. Upon the expiration of such six (6) month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

      For purposes of the Plan, the Optionee shall be deemed to be a service provider of the Company for so long as the Optionee renders periodic services to the Company or one or more of its parent or subsidiary corporations.

      (b)Should Optionee die while this option is outstanding, then the executors or administrators of Optionee's estate or Optionee's heirs or legatees (as the case may be) shall have the right to exercise this option for the number of Option Shares (if any) for which the option is exercisable on the date of the Optionee's death. Such right shall lapse and this option shall cease to be exercisable upon the earlier of (i) the six (6) month anniversary of the date of the optionee's death or (ii) the Expiration Date.

      (c)Optionee shall be deemed to be permanently disabled if Optionee is, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous  duration of not less than six (6) months,  unable  to perform his/her usual duties for the Company or the parent or subsidiary corporation retaining his/her services. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

   6.Privilege of Stock Ownership. The holder of this option shall not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised the option and paid the Option Price.

   7.Exercise of Options.

      (a)The option may be exercised in whole or in part (but not as to fractional shares) by delivering it for surrender or endorsement to the Company, attention of the Corporate Secretary, at the Company's principal office, together with payment of the Exercise Price and an executed Stock Purchase Agreement in the form attached as Exhibit B ("Stock Purchase Agreement").

      (b)The option price shall become immediately due upon exercise of the option and shall be payable in one of the following alternative forms: (i) full payment in cash or cash equivalents; or (ii) full payment in shares of Common Stock having a fair market value on the Exercise Date (as defined below) in an amount equal to the option price; or (iii) a combination of shares of Common Stock valued at fair market value on the Exercise Date and cash or cash equivalents, equal in the aggregate to the option price; or (iv) any other form of consideration as the Plan Administrator may approve.

      (c) The option is conditioned upon the agreement of the Optionee to the terms and conditions of the Plan and of this Agreement as evidenced by the Optionee's execution and delivery of a Stock Purchase Agreement.

      (d) No option shall be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with. The Company will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of options and shares acquired thereunder, but there may be times when no such Registration Statement will be currently effective. The exercise of options may be temporarily suspended without liability to the Company during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. If any option would expire for any reason except the end of its term during such a suspension, then if exercise of such option is duly tendered before its expiration, such option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. The Company shall have no obligation to file any Registration Statement covering resales of Option Shares.

      (e) The Company shall have the right at the time of exercise of any option under this Agreement to make adequate provision for any federal, state, local, or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise.

   8.Compliance with Laws and Regulations.

      (a) The exercise of this option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Company and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company's Common Stock may be listed at the time of such exercise and issuance.

      (b) In connection with the exercise of this option, Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

   9.Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.

   10.  Liability of Company.

      (a) If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

      (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

   11. No Employment or Service Contract. Except to the extent the terms of any employment contract between the Company and the Optionee may expressly provide otherwise, the Company (or any parent or subsidiary corporation of the Company employing Optionee) shall be under no obligation to continue the employee status of Optionee for any period of specific duration and may terminate such employee status at any time, with or without cause.

   12. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of its Secretary at its corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on this Agreement. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

   13. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All terms inconsistent with the Plan shall be void except to the extent that such terms can be read consistently with the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

   14. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California as applied to agreements between California residents entered into and to be fully performed in California.

   15. Stockholder Approval. The grant of this option is subject to approval of the Plan by the Company's stockholders within twelve (12) months after the adoption of the Plan by the Board of Directors, and this option may not be exercised in whole or in part until such shareholder approval is obtained. In the event that such stockholder approval is not obtained, then this option shall thereupon terminate and the Optionee shall have no further rights to acquire any Option Shares hereunder.

   16.    Counterparts.   This  Agreement  may  be  executed   in
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   17. Withholding. Optionee hereby agrees to make appropriate arrangements with the Company or parent or subsidiary corporation employing Optionee (if any) for the satisfaction of any federal, state or local income tax withholding requirements applicable to the exercise of this option.

IN  WITNESS WHEREOF, the Company has caused this Agreement to  be executed  in  duplicate  on its behalf  by  its  duly  authorized
officer  and  Optionee  has  also  executed  this  Agreement   in
duplicate, all as of the day and year indicated above.

                              COMPANY:

                              BOATRACS, INC.,
                              a California corporation

                              By:
                              Title:


                              Optionee:


                              Address:

                          EXHIBIT "A"

                   INDIVIDUAL GRANT SCHEDULE

NAME            DATE            OPTION PRICE       NUMBER OF OPTIONS










                        VESTING SCHEDULE

DATE           PERCENTAGE VESTED













                DESCRIPTION OF THE OPTION SHARES

These Option Shares are intended to be issued pursuant to Incentive Stock Options.









COMPANY Initials                         Optionee Initials

                          EXHIBIT "A"
                   INDIVIDUAL GRANT SCHEDULE
NAME            DATE            OPTION PRICE       NUMBER OF OPTIONS










                        VESTING SCHEDULE

DATE           PERCENTAGE VESTED















                DESCRIPTION OF THE OPTION SHARES

These  Option Shares are intended to be issued pursuant  to  Non-
Qualified Stock Options.









COMPANY Initials                          Optionee Initials

                          EXHIBIT "B"

                         BOATRACS, INC.
                    STOCK PURCHASE AGREEMENT
                      (Exercise of Option)


This Agreement is made as of this ___ day of ______________, 19__, by and between Boatracs, Inc., a California corporation ("Company"), and ___________________________, the holder of a stock option granted pursuant to the Company's 1996 Stock Option Plan ("Optionee").


                     I.  EXERCISE OF OPTION

   A. Exercise. As of the date of this Agreement (the "Purchase Date") optionee hereby purchases ________ shares of Common Stock of the Company ("Purchased Shares") pursuant to that certain option ("Option") granted Optionee on the date specified in attached Exhibit "A" ("Grant Date") under the Company's 1996 Stock Option Plan ("Plan") at the option price of $_____ per share ("Option Price").

   B. Payment. Concurrently with the delivery of this Agreement to the Secretary of the Company, Optionee shall (i) pay the Option Price for the Purchased Shares in accordance with the provisions of the agreement between the Company and Optionee evidencing the Option ("Option Agreement"), and (ii) deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.


                 II.  OPTIONEE REPRESENTATIONS

   A. Disposition of Shares. At the Company's reasonable request, Optionee hereby agrees that Optionee shall make no disposition of the Purchased Shares unless and until Optionee shall have provided the Company with written assurances from the Optionee and Company's counsel shall have provided a legal opinion, in form and substance reasonably satisfactory to the
Company, that (i) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act has been taken.

   The Company shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Section 2 or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

   B. Shareholder Rights. Optionee (or any successor in interest) shall have all the rights of a shareholder (including voting and dividend rights) with respect to the Purchased Shares.

                    III.  GENERAL PROVISIONS

   A. No Employment or Service Contract. Except to the extent the terms of any written employment contract with the Optionee may expressly provide otherwise, the Company (or any parent or subsidiary corporation employing or retaining Optionee) is under no obligation to continue the Service Provider status of Optionee for any period of specific duration and may terminate such Service Provider status at any time, with or without cause. For purposes of this Agreement, the Optionee shall be deemed to be a Service Provider to the Company for so long as the Optionee renders periodic services to the Company or one or more of its parent or subsidiary corporations.

   B. Optionee Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Optionee or the Purchased Shares pursuant to the express provisions of this Agreement.

   C. Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the express terms and provisions of the Plan.

   D. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts between California residents entered into and to be fully performed within California.

   E.      Counterparts.   This  Agreement  may  be  executed  in
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                              Company:

                              BOATRACS, INC., a
                              California corporation


                              By:
                              Title:

                              Optionee:






                              Address: